                                                                    EXHIBIT 12.1


        SCHEDULE RE: COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                                                                    SIX MONTHS ENDED
                                                                            FISCAL YEARS ENDED APRIL 30;               OCTOBER 31,
                                                                 --------------------------------------------------  ---------------
                                                                  1993      1994      1995       1996        1997     1996     1997
                                                                 ------    ------    ------     ------      -------  -------   -----
Income before extraordinary item and contribution
  to Equity Compensation Plan .................................. $1,745    $1,486   $ 8,064     $ 9,079    $10,685   $  730      --

Interest expense including amortization of debt issuance costs..    312     2,951     4,345       6,630      7,816    4,029      --

Interest portion of Rental Expense .............................    341       439       428         438        467      234
                                                                 ------    ------   -------     -------    -------   ------    ----
Earnings ....................................................... $2,428    $4,876   $12,837     $16,147    $18,968   $4,993      --
                                                                 ======    ======   =======     =======    =======   ======    ====

Interest expenses including amortization of
  debt issuance costs .......................................... $  342    $2,951   $ 4,345     $ 7,816    $ 7,816   $4,029    $

Interest portion of Rental Expense .............................    341       439       428         438        467      234
                                                                 ------    ------   -------     -------    -------   ------    ----

Fixed Charges .................................................. $  683    $3,390   $ 4,773     $ 7,068    $ 8,283   $4,263    $
                                                                 ======    ======   =======     =======    =======   ======    ====

Ratio of Earnings to Fixed Charges .............................   3.55      1.44      2.69        2.28       2.29     1.17      --
                                                                 ======    ======   =======     =======    =======   ======    ====